Exhibit 99.1
NEWS RELEASE

Broadcom Trade Press Contact	Broadcom Investor Relations Contact
Bill Blanning	T. Peter Andrew
Vice President, Global Media Relations	Vice President, Corporate Communications
949-926-5555	949-926-5663
blanning@broadcom.com	andrewtp@broadcom.com
Broadcom Reports Third Quarter 2008 Results
Conference Call to be Webcast Today at 1:45 p.m. Pacific Time
IRVINE, Calif. — October 21, 2008 — Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its third quarter ended September 30, 2008.
Net revenue for the third quarter of 2008 was $1.298 billion, an increase of 8.1% compared with the $1.201 billion reported for the second quarter of 2008 and an increase of 36.7% compared with the $950.0 million reported for the third quarter of 2007. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of 2008 was $164.9 million, or $.31 per share (diluted), compared with GAAP net income of $134.8 million, or $.25 per share (diluted), for the second quarter of 2008, and GAAP net income of $27.8 million, or $.05 per share (diluted), for the third quarter of 2007.
Net revenue for the nine months ended September 30, 2008 was $3.532 billion, an increase of 28.5% from the $2.749 billion reported for the nine months ended September 30, 2007. Net income computed in accordance with GAAP for the nine months ended September 30, 2008 was $374.0 million, or $.70 per share (diluted), compared with GAAP net income of $123.0 million, or $.21 per share (diluted), for the nine months ended September 30, 2007.
Net revenue for the nine months ended September 30, 2008 included royalties of $109.2 million received pursuant to a patent license agreement entered into in July 2007. The
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Broadcom Reports Third Quarter 2008 Results

royalty received in the second and third quarters of 2008 was $35.6 million and $38.0 million, respectively.
“The third quarter was a great quarter for Broadcom. We achieved record revenue and cash flow from operations, and demonstrated our commitment to deliver profitable growth,” said Scott A. McGregor, Broadcom’s President & Chief Executive Officer. “As in prior economic slowdowns, we expect to enhance our competitive positioning and drive the next wave of communications convergence. The widespread acceptance of our combination solutions validates our strategy, and together with our rapid transition to 65nm process technology, should enable us to emerge in a much stronger position when the economy recovers.”
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2008 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. Please note that we have added additional information to this presentation regarding our revenue, gross margin and operating expenses. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time, Tuesday, November 4, 2008.
About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices.
These solutions support our core mission: Connecting everything®.
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Broadcom Reports Third Quarter 2008 Results

Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and currently holds more than 2,900 U.S. and 1,300 foreign patents, more than 7,600 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.
Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.
Cautions regarding Forward Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross margin and operating expense targets for the fourth quarter of 2008 and references to our ability to emerge in a stronger position when the economy recovers. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to:
•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, current general economic volatility, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;
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Broadcom Reports Third Quarter 2008 Results

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	the gain or loss of a key customer, design win or order;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	risks and uncertainties resulting from Broadcom’s equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in further civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, and the extent to which we are able to receive reimbursement of our expenses related to such litigation and actions through our directors’ and officers’ insurance carriers. In the event that the company’s coverage under these policies is reduced or denied, our financial exposure would be increased;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers;

•	the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, potential contractual, intellectual property or employment issues, the risk that anticipated benefits of the acquisition may not be realized, and accounting treatment and charges;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;
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Broadcom Reports Third Quarter 2008 Results

•	the quality of our products and any potential remediation costs;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	changes in our product or customer mix;

•	the volume of our product sales and pricing concessions on volume sales;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; and

•	the level of orders received that can be shipped in a fiscal quarter.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.
Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
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Broadcom Reports Third Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008(a)	2007	2008(a)	2007
Net revenue	$1,298,475	$949,959	$3,531,616	$2,749,360
Cost of revenue	619,459	465,970	1,655,218	1,343,956

Gross profit	679,016	483,989	1,876,398	1,405,404
Operating expense:
Research and development	379,279	352,283	1,115,002	985,223
Selling, general and administrative	141,941	124,907	395,904	373,413
Amortization of purchased intangible assets	183	314	550	843
In-process research and development	—	4,970	10,900	15,470
Impairment of other intangible assets	250	—	2,150	1,500
Settlement costs	—	—	15,810	—
Restructuring costs (reversal)	—	—	(1,000)	—

Income from operations	157,363	1,515	337,082	28,955
Interest income, net	12,451	31,443	44,983	101,355
Other expense, net	(3,720)	(1,670)	(2,987)	(2,437)

Income before income taxes	166,094	31,288	379,078	127,873
Provision for income taxes	1,188	3,528	5,069	4,866

Net income	$164,906	$27,760	$374,009	$123,007

Net income per share (basic)	$.32	$.05	$.72	$.23

Net income per share (diluted)	$.31	$.05	$.70	$.21

Weighted average shares (basic)	509,041	539,931	517,418	542,881

Weighted average shares (diluted)	523,759	577,583	531,187	579,479

(a)	Includes royalties in the amount of $38.0 million and $109.2 million in the three and nine months ended September 30, 2008, respectively, received pursuant to a patent license agreement entered into in July 2007.
     The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of revenue	$6,652	$7,214	$18,354	$19,889
Research and development	93,334	94,619	262,043	263,882
Selling, general and administrative	33,328	37,023	93,661	106,256
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Broadcom Reports Third Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating activities
Net income	$164,906	$27,760	$374,009	$123,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,370	14,897	54,929	42,555
Stock-based compensation expense:
Stock options and other awards	53,684	84,128	168,891	249,326
Restricted stock units issued by the company	79,630	54,728	205,167	140,701
Acquisition-related items:
Amortization of purchased intangible assets	4,118	4,249	12,354	10,394
In-process research and development	—	4,970	10,900	15,470
Impairment of intangible assets	250	—	2,150	1,500
Impairment of strategic investments and marketable securities	4,287	2,121	6,047	4,769
Changes in operating assets and liabilities:
Accounts receivable	(21,183)	(11,509)	(131,998)	(8,330)
Inventory	(66,259)	(20,399)	(91,292)	(8,929)
Prepaid expenses and other assets	(20,387)	(24,964)	(1,629)	(41,610)
Accounts payable	23,503	44,547	147,332	55,149
Accrued settlement liabilities	—	—	(2,000)	(2,000)
Other accrued and long-term liabilities	44,330	30,507	17,757	30,800

Net cash provided by operating activities	286,249	211,035	772,617	612,802

Investing activities
Net purchases of property and equipment	(16,084)	(15,939)	(65,151)	(123,318)
Net cash paid for acquisitions and other purchased intangible assets	(57)	(141,372)	(29,795)	(219,324)
Purchases of strategic investments	—	—	(355)	(3,194)
Purchases of marketable securities	(772,012)	(112,732)	(1,109,673)	(568,462)
Proceeds from sales and maturities of marketable securities	291,424	156,960	512,022	821,092

Net cash used in investing activities	(496,729)	(113,083)	(692,952)	(93,206)

Financing activities
Repurchases of Class A common stock	(23,912)	(170,534)	(859,775)	(811,822)
Minimum tax withholding paid on behalf of employees for restricted stock units	(19,433)	(16,453)	(45,186)	(53,032)
Proceeds from issuance of common stock, net	23,968	81,912	114,582	224,362

Net cash used in financing activities	(19,377)	(105,075)	(790,379)	(640,492)

Decrease in cash and cash equivalents	(229,857)	(7,123)	(710,714)	(120,896)
Cash and cash equivalents at beginning of period	1,705,715	2,044,337	2,186,572	2,158,110

Cash and cash equivalents at end of period	$1,475,858	$2,037,214	$1,475,858	$2,037,214

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	September 30,	June 30,	December 31,
	2008	2008	2007
	(In thousands)
Cash and cash equivalents	$1,475,858	$1,705,715	$2,186,572
Short-term marketable securities	770,872	228,418	141,728
Long-term marketable securities	40,905	105,513	75,352

Total cash, cash equivalents and marketable securities	$2,287,635	$2,039,646	$2,403,652

Increase from prior quarter end	$247,989

Decrease from prior year end	$(116,017)

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Broadcom Reports Third Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,475,858	$2,186,572
Short-term marketable securities	770,872	141,728
Accounts receivable, net	501,015	369,004
Inventory	322,605	231,313
Prepaid expenses and other current assets	105,481	125,663

Total current assets	3,175,831	3,054,280
Property and equipment, net	252,999	241,803
Long-term marketable securities	40,905	75,352
Goodwill	1,386,394	1,376,721
Purchased intangible assets, net	34,253	46,607
Other assets	58,293	43,430

Total assets	$4,948,675	$4,838,193

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$459,593	$313,621
Wages and related benefits	166,137	147,853
Deferred revenue	10,246	15,864
Accrued liabilities	238,010	253,226

Total current liabilities	873,986	730,564
Commitments and contingencies
Long-term deferred revenue	4,764	8,108
Other long-term liabilities	65,879	63,373
Shareholders’ equity	4,004,046	4,036,148

Total liabilities and shareholders’ equity	$4,948,675	$4,838,193

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Broadcom Reports Third Quarter 2008 Results

BROADCOM CORPORATION
Unaudited Supplementary Financial Data
(In thousands)
     The following table presents details of supplementary financial data included in each functional line item in the unaudited condensed consolidated statements of income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of revenue:
Stock-based compensation	$6,652	$7,214	$18,354	$19,889
Amortization of purchased intangible assets	3,935	3,935	11,804	9,551

Research and development:
Stock-based compensation	93,334	94,619	262,043	263,882

Selling, general and administrative:
Stock-based compensation	33,328	37,023	93,661	106,256
Recovery of legal fees related to Qualcomm litigation	—	—	(8,569)	—

Other operating expense:
Amortization of purchased intangible assets	183	314	550	843
In-process research and development (1)	—	4,970	10,900	15,470
Impairment of intangible assets	250	—	2,150	1,500
Restructuring costs (reversal)	—	—	(1,000)	—
Settlement costs (2)	—	—	15,810	—

Other:
Employer payroll tax expense on certain stock option exercises	1,532	1,484	3,631	4,304
Charges related to equity award review	—	—	—	3,409
Impairment of strategic investments	2,506	2,121	4,266	4,769
Non-operating gains	(193)	(146)	(193)	(275)

(1)	Recorded in connection with the company’s acquisition of Sunext Design, Inc. in the nine months ended September 30, 2008 and in connection with the company’s acquisition of LVL7 Systems, Octalica, Inc. and Global Locate, Inc. in the nine months ended September 30, 2007.

(2)	Recorded accrued settlement costs included $12.0 million related to Broadcom’s settlement with the Securities and Exchange Commission as well as $3.8 million related to a patent infringement claim settlement in the nine months ended September 30, 2008.
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Broadcom Reports Third Quarter 2008 Results

BROADCOM CORPORATION
Guidance for the Three Months Ending December 31, 2008

Three Months
Ending December 31, 2008*
Net revenue	$1,170 to $1,235 million
Gross margin	Down 50 to 75 basis points sequentially
Total operating expense (including stock-based compensation)	Up $12 to $17 million sequentially
Total stock-based compensation**	Approximately $130 million

*	Excludes the impact of the proposed AMD transaction.

**	Included in cost of revenue, research and development, and selling, general and administrative expenses.
Broadcom has based the preceding guidance for the three months ending December 31, 2008 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of October 21, 2008. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today.
The guidance set forth in the table above should be read together with the information under the caption, “Cautions regarding Forward Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2007, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein.
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